Exhibit 99.1

,

PEOPLE’S UTAH BANCORP REPORTS FIRST QUARTER 2019 RESULTS; ANNOUNCES INCREASE IN QUARTERLY DIVIDEND PAYMENT

First Quarter 2019 Highlights

▪	Net interest margin widened 7 bps to 5.29% year-over-year
▪	Earnings per diluted share increased 14.6% to $0.55 year-over-year
▪	Return on average assets improved 14.7% to 1.95% year-over-year
▪	Return on average equity of 14.38% for the first quarter of 2019 even as average equity to average assets grew to 13.55%
▪	YTD average total deposits grew $95.2 million, or 5.4%, to $1.87 billion year-over-year

AMERICAN FORK, UTAH, April 25, 2019 – People’s Utah Bancorp (the “Company” or “PUB”) (Nasdaq: PUB) reported net income of $10.5 million for the first quarter of 2019 compared with $10.7 million for the fourth quarter of 2018, and $9.0 million for the first quarter of 2018.  Diluted earnings per common share were $0.55 for the first quarter of 2019 compared with $0.56 for the fourth quarter of 2018, and $0.48 for the first quarter of 2018.

Return on average assets was 1.95% for the first quarter of 2019 compared with 1.94% for the fourth quarter of 2018, and 1.70% for the first quarter of 2018.  Return on average equity was 14.38% for the first quarter of 2019 compared with 14.84% for the fourth quarter of 2018, and 13.96% for the first quarter of 2018.

The Board of Directors declared an increase in the quarterly dividend payment to $0.12 per common share. The dividend will be payable on May 13, 2019 to shareholders of record on May 6, 2019. The dividend payout ratio for earnings for the first quarter of 2019 was 21.8%.  This continues the over 50-year trend of paying dividends by the Company.

“People’s Utah Bancorp achieved another strong quarter with a return on average equity of over 14% as we continue to position, strengthen, and fortify our balance sheet,” said Len Williams, President and Chief Executive Officer.  “We have increased our average equity to average assets ratio from 12.2% a year ago to 13.6% at the end of the first quarter, while also increasing our allowance for loan losses from 1.2% a year ago to 1.6% over the same period.”

Exhibit 99.1

Mr. Williams continued, “Our net interest margin expanded by 7 basis points to 5.29% for the first quarter of 2019 compared with a year ago, despite experiencing greater deposit pricing pressures and strong competitive demand for deposits.  Our total deposits grew $95.2 million, or 5.4%, as our commercial treasury management team has focused on raising commercial deposits both from existing commercial clients as well as the acquisition of new client relationships.  Seasonal slowdowns, coupled with our increased selectivity and concentration management, has temporarily slowed loan growth; however, we believe this focus will ensure greater strength and safety.  We anticipate that our annualized loan growth will be in the mid-single digits for 2019 as we continue to staff up our C&I business.  The economic outlook for the Utah market continues to be strong relative to the U.S. economy overall, which provides us further opportunities to grow our organization.  We continue to actively evaluate potential acquisition opportunities throughout the Intermountain West.”

Net Interest Income and Margin

For the first quarter of 2019, net interest income grew 3.7%, or $1.0 million, to $26.9 million compared with $26.0 million for the same period a year earlier.  The increase is primarily the result of average interest earning assets growing 2.3%, or $46.1 million, and yields on interest earning assets increasing 21 basis points to 5.73% for the same comparable periods. Higher yields on interest earning assets were primarily the result of yields on loans increasing 24 basis points to 6.53% for the same comparable periods, offset by the percentage of loans to total interest earning assets declining to 81.2% for the first quarter of 2019 compared with 82.4% for the first quarter of 2018.

For the first quarter of 2019, total cost of interest bearing liabilities increased 24 basis points to 0.73% compared with the same period a year ago, and is the result of the cost of interest bearing deposits increasing 34 basis points to 0.72% for the same comparable periods, while short-term borrowing declined $90.7 million, or 90.2%, to $9.8 million with the borrowing rate increasing 90 basis points to 2.63% for the fourth quarter of 2018 compared with the same period a year earlier.

Acquisition accounting adjustments, including the accretion of loan discounts and amortization of certificate of deposits premium, added 11 basis points to the net interest margin for the first quarter of 2019.

Exhibit 99.1

Provision for Loan Losses

For the first quarter of 2019, provision for loan losses was $1.6 million compared with $2.1 million for the same period a year earlier. The decrease in provision for loan losses in the first quarter of 2019 is due primarily to a decline in loans held for investment from the fourth quarter of 2018 to the first quarter of 2019 compared with an increase in loans held for investment for the same comparable periods a year ago.  For the first quarter of 2019, the Company incurred net charge-offs of $0.9 million compared with net recoveries of $0.4 million for the same period a year ago.

Noninterest Income

For the first quarter of 2019, noninterest income was $3.3 million compared with $3.7 million the same period a year ago.   The decrease was primarily due to a $0.2 million decline in mortgage banking income resulting from lower loan originations for the same comparable periods, and a $0.1 million decline in card processing fees due primarily to conversion related costs.

Noninterest Expense

For the first quarter of 2019, noninterest expense was $14.9 million compared with $16.1 million for the same period a year earlier and is primarily the result of $0.5 million in lower salaries and employee benefits, $0.3 million in lower acquisition related costs incurred in 2018, $0.3 million in lower marketing and advertising, and $0.2 million in lower FDIC premiums.  For the first quarter of 2019, the Company’s efficiency ratio was 49.32% compared with 54.1% for the same period a year ago.

“Our lower marketing and advertising costs are directly the result of us deciding to simplify our branding strategy to a single, unified name for our Bank, a new logo, and a more contemporary look.  We expect to roll out our new single brand strategy around the end of the year and anticipate higher marketing and advertising costs over the next couple of quarters,” said Mr. Williams.

Income Tax Provision

For the first quarter of 2019, income tax expense was $3.3 million compared with $2.6 million for the same period a year earlier.  For the first quarter of 2019, the effective tax rate was 23.8% compared with 22.1% for the same period a year ago.

Exhibit 99.1

Loans and Credit Quality

Loans held for investment decreased $2.0 million, or 0.1%, to $1.68 billion at March 31, 2019 compared with $1.68 billion at December 31, 2018, and decreased $10.6 million, or 0.6% compared with $1.69 billion at March 31, 2018.  The decline is primarily the result of declines in our acquisition, development, and construction loan portfolio from lower construction loan volumes in the first quarter of 2019.

Average loans grew $12.3 million, or 0.7%, to $1.67 billion for the year ended March 31, 2019 compared with $1.66 billion for the year ended March 31, 2018.

Non-performing loans increased to $4.7 million at March 31, 2019 compared with $4.5 million at December 31, 2018.  Non-performing loans to total loans were 0.28% at March 31, 2019 compared with 0.27% at December 31, 2018.  Non-performing assets increased to $4.7 million at March 31, 2019 compared with $4.5 million at December 31, 2018.  Non-performing assets to total assets remained flat at 0.21% for March 31, 2019 and December 31, 2018.  The allowance for loan losses increased $5.2 million, or 25.0% to $25.9 million at March 31, 2019 compared with the same period a year ago.  The allowance for loan losses to loans held for investment was 1.55% at March 31, 2019 compared with 1.23% at March 31, 2018.  In accordance with acquisition accounting, loans acquired from the Utah branches of Banner Bank and Town & Country Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date.

The discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios.  Remaining discounts on acquired loans was $8.3 million at March 31, 2019.

Deposits and Liabilities

Total deposits increased $74.3 million, or 4.0%, to $1.95 billion at March 31, 2019 compared with $1.88 billion at December 31, 2018.  The increase in total deposits was primarily the result of organic commercial deposit growth. Non-interest bearing deposits were 33.6% of total deposits as of March 31, 2019 compared with 34.2% as of December 31, 2018.

Shareholders’ Equity

Shareholders’ equity increased by $11.2 million to $301 million at March 31, 2019 compared with $290 million at December 31, 2018. The increase resulted primarily from net income earned during the intervening periods, net of cash dividends paid to shareholders.

Exhibit 99.1

Conference Call and Webcast

Management will host a conference call on Friday, April 26, 2019 at 10:00 a.m. MDT (noon EDT) to discuss the first quarter 2019 results. Interested investors may listen to the call live at www.peoplesutah.com.  Investment professionals are invited to dial 888-317-6003 (international calls 412-317-6061) and the participant entry number is 6307034. Please dial in 10-15 minutes early so the name and company information can be collected prior to the start of the conference.

If you are unable to participate during the live webcast, the call will be archived on our website www.peoplesutah.com, or at the same URL above for one month after the call. Forward-looking and other material information may be discussed on this conference call.

Forward-Looking Statements

Statements in this release that are based on information other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: (i) market and economic conditions; (ii) capital sufficiency; (iii) operational, liquidity, interest rate and credit risks; (iv) deterioration of asset quality; (v) achieving loan and deposit growth; (vi) increased competition; (vii) adequacy of reserves; (viii) investments in new branches and new business opportunities; and (ix) changes in the regulatory or legal environment; as well as other factors discussed in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive. The Company does not intend, or undertake any obligation to publicly update these forward-looking statements.

Exhibit 99.1

About People’s Utah Bancorp

People’s Utah Bancorp is the holding company for People’s Intermountain Bank.  People’s Intermountain Bank is a full-service community bank providing loans, deposit, and cash management services to individuals and businesses. The Company offers its clients direct access to decision makers, unparalleled responsiveness, seasoned relationship managers, and technology solutions. People’s Intermountain Bank has 26 locations in three banking divisions, Bank of American Fork, Lewiston State Bank, and People’s Town & Country Bank; and a mortgage division, People’s Intermountain Bank Mortgage. The Company has been serving communities in Utah and southern Idaho for more than 100 years. More information about PUB is available at www.peoplesutah.com.

Investor Relations Contact:

Mark K. Olson

Executive Vice President and Chief Financial Officer

1 East Main Street

American Fork UT 84003

investorrelations@peoplesutah.com

Phone: 801-642-3998

Exhibit 99.1

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(Dollars in thousands, except share	March 31,	December 31,	March 31,
and per share data)	2019	2018	2018
Interest income
Interest and fees on loans	$26,980	$28,222	$25,783
Interest and dividends on investments	2,172	1,836	1,656
Total interest income	29,152	30,058	27,439
Interest expense	2,245	1,984	1,495
Net interest income	26,907	28,074	25,944
Provision for loan losses	1,550	3,175	2,050
Net interest income after provision for loan losses	25,357	24,899	23,894
Non-interest income
Mortgage banking	1,417	1,398	1,638
Card processing	615	750	723
Service charges on deposit accounts	657	726	673
Net gain on sale of investment securities	-	-	2
Other	648	677	682
Total non-interest income	3,337	3,551	3,718
Non-interest expense
Salaries and employee benefits	9,886	9,398	10,423
Occupancy, equipment and depreciation	1,456	1,580	1,543
Data processing	964	692	870
Marketing and advertising	116	179	446
FDIC premiums	90	152	329
Acquisition-related costs	-	-	349
Other	2,404	2,844	2,088
Total non-interest expense	14,916	14,845	16,048
Income before income tax expense	13,778	13,605	11,564
Income tax expense	3,273	2,927	2,560
Net income	$10,505	$10,678	$9,004

Earnings per common share:
Basic	$0.56	$0.57	$0.48
Diluted	$0.55	$0.56	$0.48

Weighted average common shares outstanding:
Basic	18,781,210	18,723,160	18,598,436
Diluted	18,989,565	18,991,767	18,937,637

Exhibit 99.1

PEOPLE’S UTAH BANCORP

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	March 31,
(Dollars in thousands, except share data)	2019	2018	2018	2018
ASSETS
Cash and due from banks	$36,659	$39,471	$27,231	$32,267
Interest-bearing deposits	106,467	7,456	23,005	9,268
Federal funds sold	896	1,620	4,697	338
Total cash and cash equivalents	144,022	48,547	54,933	41,873
Investment securities:
Available for sale, at fair value	347,123	280,964	255,021	249,534
Held to maturity, at historical cost	-	65,462	67,148	73,888
Total investment securities	347,123	346,426	322,169	323,422
Non-marketable equity securities	2,623	2,551	4,231	5,711
Loans held for sale	7,184	10,267	8,467	10,618
Loans:
Loans held for investment	1,676,889	1,678,902	1,718,403	1,687,530
Allowance for loan losses	(25,923)	(25,245)	(23,309)	(20,731)
Total loans held for investment, net	1,650,966	1,653,657	1,695,094	1,666,799
Premises and equipment, net	37,836	36,532	36,683	29,734
Goodwill	25,673	25,673	25,673	25,344
Bank-owned life insurance	26,581	26,433	26,276	25,964
Deferred income tax assets	10,354	11,514	11,224	10,005
Accrued interest receivable	8,593	8,282	8,766	7,616
Other intangibles	3,301	3,412	3,523	3,744
Other real estate owned	-	-	2,985	-
Other assets	6,551	11,000	12,829	12,608
Total assets	$2,270,807	$2,184,294	$2,212,853	$2,163,438

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing deposits	$655,866	$642,594	$677,379	$664,438
Interest-bearing deposits	1,295,459	1,234,461	1,194,553	1,141,887
Total deposits	1,951,325	1,877,055	1,871,932	1,806,325
Short-term borrowings	-	-	42,000	79,000
Accrued interest payable	521	483	424	354
Other liabilities	17,634	16,594	18,865	13,960
Total liabilities	1,969,480	1,894,132	1,933,221	1,899,639

Shareholders’ equity:
Preferred shares, $0.01 par value	-	-	-	-
Common shares, $0.01 par value	188	187	187	187
Additional paid-in capital	86,892	86,308	86,098	85,430
Retained earnings	216,216	207,779	199,161	182,136
Accumulated other comprehensive loss	(1,969)	(4,112)	(5,814)	(3,954)
Total shareholders’ equity	301,327	290,162	279,632	263,799
Total liabilities and shareholders’ equity	$2,270,807	$2,184,294	$2,212,853	$2,163,438

Common shares outstanding	18,797,280	18,728,823	18,719,496	18,674,232

Exhibit 99.1

PEOPLE’S UTAH BANCORP

SUMMARY FINANCIAL INFORMATION

	March 31,	December 31,	September 30,	March 31,
(Dollars in thousands, except share data)	2019	2018	2018	2018
Selected Balance Sheet Information:
Book value per share	$16.03	$15.49	$14.94	$14.13
Tangible book value per share	$14.49	$13.94	$13.38	$12.57
Non-performing loans to total loans	0.28%	0.27%	0.34%	0.44%
Non-performing assets to total assets	0.21%	0.21%	0.40%	0.34%
Allowance for loan losses to loans held for investment	1.55%	1.50%	1.36%	1.23%
Loans to Deposits	84.98%	88.65%	91.01%	92.86%

Asset Quality Data:
Non-performing loans	$4,706	$4,499	$5,830	$7,398
Non-performing assets	$4,706	$4,499	$8,815	$7,398

Capital Ratios:
Tier 1 leverage capital (1)	12.70%	12.27%	11.90%	11.26%
Total risk-based capital (1)	16.86%	16.36%	15.46%	14.71%
Average equity to average assets	13.55%	13.04%	12.76%	12.20%
Tangible common equity to tangible assets (3)	12.15%	12.11%	11.47%	11.00%

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Selected Financial Information:
Basic earnings per share	$0.56	$0.57	$0.48
Diluted earnings per share	$0.55	$0.56	$0.48
Net interest margin (2)	5.29%	5.41%	5.22%
Efficiency ratio	49.32%	46.94%	54.10%
Non-interest income to average assets	0.62%	0.64%	0.70%
Non-interest expense to average assets	2.77%	2.69%	3.04%
Return on average assets	1.95%	1.94%	1.70%
Return on average equity	14.38%	14.84%	13.96%
Net charge-offs / (recoveries)	$872	$1,240	$(378)
Annualized net charge-offs / (recoveries) to average loans	0.21%	0.29%	-0.09%

________________________________

(1)	Tier 1 leverage capital and Total risk-based capital as of March 31, 2019 are estimates.
(2)	Net interest margin is defined as net interest income divided by average earning assets.
(3)

Represents the sum of total shareholders’ equity less intangible assets all divided by the sum of total assets less intangible assets. Intangible assets were $28,974,000, $29,085,000, $29,195,000 and $29,088,000 at March 31, 2019, December 31, 2018, September 30, 2018 and March 31, 2018, respectively.

Exhibit 99.1

PEOPLE’S UTAH BANCORP

SELECTED AVERAGE BALANCES AND YIELDS

	Three Months Ended
	March 31, 2019			March 31, 2018
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands, except footnotes)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning deposits in other banks and federal funds sold	$38,921	$219	2.28%	$13,458	$45	1.36%
Securities: (1)
Taxable securities	276,903	1,604	2.35%	252,491	1,214	1.95%
Non-taxable securities (2)	69,521	322	1.88%	82,518	382	1.88%
Total securities	346,424	1,926	2.26%	335,009	1,596	1.93%
Loans (3)
Real estate term	889,114	13,047	5.95%	854,982	12,164	5.77%
Construction and land development	315,810	6,231	8.00%	366,739	6,875	7.60%
Commercial and industrial	296,854	5,122	7.00%	314,027	5,090	6.57%
Residential and home equity	156,298	2,316	6.01%	106,910	1,336	5.07%
Consumer and other	16,781	264	6.39%	19,857	318	6.49%
Total loans	1,674,857	26,980	6.53%	1,662,515	25,783	6.29%

Non-marketable equity securities	2,947	27	3.74%	6,108	15	1.01%
Total interest-earning assets	2,063,149	29,152	5.73%	2,017,090	27,439	5.52%
Allowance for loan losses	(25,805)			(18,715)
Non-interest earning assets	149,701			145,181
Total average assets	$2,187,045			$2,143,556
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Demand and savings accounts	$799,641	994	0.50%	$718,242	451	0.25%
Money market accounts	249,535	604	0.98%	224,322	157	0.28%
Certificates of deposit	181,945	583	1.30%	199,549	459	0.93%
Total interest-bearing deposits	1,231,121	2,181	0.72%	1,142,113	1,067	0.38%
Short-term borrowings	9,813	64	2.63%	100,555	428	1.73%
Total interest-bearing liabilities	1,240,934	2,245	0.73%	1,242,668	1,495	0.49%
Non-interest bearing deposits	635,031			628,869
Total funding	1,875,965	2,245	0.49%	1,871,537	1,495	0.32%
Other non-interest bearing liabilities	14,719			10,411
Shareholders’ equity	296,361			261,608
Total average liabilities and shareholders’ equity	$2,187,045			$2,143,556
Net interest income		$26,907			$25,944
Interest rate spread			5.00%			5.03%
Net interest margin			5.29%			5.22%

________________________________

(1)	Excludes average unrealized losses of $5.1 million and $4.2 million for the three months ended March 31, 2019 and 2018, respectively.
(2)	Does not include tax effect on tax-exempt investment security income of $107,000 and $127,000 for the three months ended March 31, 2019 and 2018, respectively.
(3)	Loan interest income includes loan fees of $1.4 million and $1.6 million for the three months ended March 31, 2019 and 2018, respectively.

Exhibit 99.1

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures because it believes that they provide useful and comparative information to assess trends in core operations and facilitate the comparison of our financial performance with the performance of our peers.

(Dollars in thousands)	Three Months Ended
	March 31,	December 31,	March 31,
Revenue from Core Operations	2019	2018	2018
Net interest income (GAAP)	$26,907	$28,074	$25,944
Total non-interest income	3,337	3,551	3,718
Total GAAP revenues	30,244	31,625	29,662
Exclude net (gain) on sale of investment securities	-	-	(2)
Revenue from core operations (non-GAAP)	$30,244	$31,625	$29,660

	Three Months Ended
	March 31,	December 31,	March 31,
Non-interest Income from Core Operations	2019	2018	2018
Total non-interest income (GAAP)	$3,337	$3,551	$3,718
Exclude net (gain) on sale of investment securities	-	-	(2)
Non-interest income from core operations (non-GAAP)	$3,337	$3,551	$3,716

	Three Months Ended
	March 31,	December 31,	March 31,
Non-interest Expense from Core Operations	2019	2018	2018
Total non-interest expense (GAAP)	$14,916	$14,845	$16,048
Exclude acquisition-related costs	-	-	(349)
Non-interest expense from core operations (non-GAAP)	$14,916	$14,845	$15,699

	Three Months Ended
	March 31,	December 31,	March 31,
Net Income from Core Operations	2019	2018	2018
Net income (GAAP)	$10,505	$10,678	$9,004
Exclude net (gain) on sale of investment securities	-	-	(2)
Exclude acquisition-related costs	-	-	349
Exclude tax related benefit	-	-	(77)
Revaluation of deferred income tax assets (DTA)	-	-	-
Net income (non-GAAP)	$10,505	$10,678	$9,274

Exhibit 99.1

PEOPLE’S UTAH BANCORP

NON-GAAP SELECTED FINANCIAL INFORMATION

(NG) Non-GAAP Financial Measures (continued)
(Dollars in thousands)	Three Months Ended
	March 31,	December 31,	March 31,
Acquisition Accounting Impact on Net Interest Margin	2019	2018	2018
Net interest income (GAAP)	$26,907	$28,074	$25,944
Exclude discount accretion (premium amortization) on purchased loans	(528)	(701)	(1,167)
Exclude premium amortization on acquired certificates of deposit ("CD")	(35)	(35)	(35)
Net interest income before acquisition accounting impact (Non-GAAP)	$26,344	$27,338	$24,742

Average earning assets (GAAP)	$2,063,149	$2,057,403	$2,017,090
Exclude average net loan discount on acquired loans	8,500	9,124	11,924
Average earning assets before acquired loan discount (Non-GAAP)	$2,071,649	$2,066,527	$2,029,014

Net interest margin ("NIM") (GAAP)	5.29%	5.41%	5.22%
Exclude impact on NIM from discount accretion	-0.10%	-0.13%	-0.23%
Exclude impact on NIM from CD premium amortization	-0.01%	-0.01%	-0.01%
Net interest margin before acquisition accounting adjustments (Non-GAAP)	5.18%	5.27%	4.98%

(Dollars in thousands)	Three Months Ended
	March 31,	December 31,	March 31,
Additional Non-GAAP Financial Information	2019	2018	2018

Diluted earnings per share (GAAP)	$0.55	$0.56	$0.48
Diluted earnings per share (non-GAAP)	$0.55	$0.56	$0.49

Efficiency ratio (GAAP)	49.32%	46.94%	54.10%
Efficiency ratio (non-GAAP)	49.32%	46.94%	52.93%

Non-interest income to average assets (GAAP)	0.62%	0.64%	0.70%
Non-interest income to average assets (non-GAAP)	0.62%	0.64%	0.70%

Non-interest expense to average assets (GAAP)	2.77%	2.69%	3.04%
Non-interest expense to average assets (non-GAAP)	2.77%	2.69%	2.97%

Return on average assets (GAAP)	1.95%	1.94%	1.70%
Return on average assets (non-GAAP)	1.95%	1.94%	1.75%

Return on average equity (GAAP)	14.38%	14.84%	13.96%
Return on average equity (non-GAAP)	14.38%	14.84%	14.38%